SILVESTRE LAW GROUP, P.C.

31200 Via Colinas, Suite 200
Westlake Village, CA 91362
(818) 597-7552
Fax (818) 597-7551

April 27, 2010

Neuralstem, Inc.
9700 Great Senecca Highway
Rockville, Maryland 20850

Ladies and Gentlemen:

We have acted as counsel for Neuralstem, Inc. a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the offering for resale, on a delayed or continuous basis, of 786,551 shares (the “Common Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and 4,517,405 shares of Common Stock reserved for issuance upon to the exercise of warrants as more fully described in the Registration Statement (“Warrant Shares”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that: (a)  the Common Shares have been authorized by all necessary corporate action of the Company, and the Common Shares are validly issued, fully paid and non-assessable, and (b) that the Warrant Shares, when issued pursuant to the terms of the respective warrants,  will have been authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Certain Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Silvestre Law Group, P.C.